        As filed with the Securities and Exchange Commission on June 26, 1996
                                                     Registration No. 333-

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                            -----------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            -----------------------------


                               WIND RIVER SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)
                             -----------------------------

                    DELAWARE                            94-2873391
            (State of Incorporation)      (I.R.S. Employer Identification No.)

                            -----------------------------

                                 1010 ATLANTIC AVENUE
                              ALAMEDA, CALIFORNIA  94501
                                    (510) 814-2100

            (Address and telephone number of principal executive offices)
                            -----------------------------

                              1987 EQUITY INCENTIVE PLAN
                          1993 EMPLOYEE STOCK PURCHASE PLAN
                    1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                              (Full title of the Plans)
                            -----------------------------

                                  RICHARD W. KRABER
                               CHIEF FINANCIAL OFFICER
                               WIND RIVER SYSTEMS, INC.
                                 1010 ATLANTIC AVENUE
                              ALAMEDA, CALIFORNIA  94501
                                    (510) 748-4100

(Name, address and telephone number, including area code, of agent for service)
                            -----------------------------

                                      Copies to:
                               ALAN C. MENDELSON, ESQ.
                       COOLEY GODWARD CASTRO HUDDLESON & TATUM
                                FIVE PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306-2155
                                    (415) 843-5000
                            -----------------------------

                           CALCULATION OF REGISTRATION FEE




- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE    AMOUNT TO BE     PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
       REGISTERED             REGISTERED         PRICE PER SHARE (1)          OFFERING PRICE (1)        REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock ($.001 par value)        1,500,000           $15.42 - $29.00                $38,002,472              $13,104.30
- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------


    (1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Registrant's (i) 1987 Equity Incentive Plan and (ii) 1995 Non-Employee Directors' Stock Option Plan, in accordance with Rule 457 (h) under the Securities Act of 1933, as amended (the "Act") and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 20, 1996, in accordance with Rule 457(c) under the Act, for (i) shares issuable pursuant to the 1987 Equity Incentive Plan, and (ii) shares issuable pursuant to the 1993 Employee Stock Purchase Plan and (iii) shares issuable pursuant to the 1995 Non-Employee Directors' Stock Option Plan. The following chart illustrates the calculation of the registration fee:


- ------------------------------------------------------------------------------------------------------------------
                                                                                                      AGGREGATE
            TYPE OF SHARES                      NUMBER OF SHARES     OFFERING PRICE PER SHARE      OFFERING PRICE
- ------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1987 Equity Incentive Plan       391,913               $16.22  (1)(a)(i)          $6,356,829
- ------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1987
Equity Incentive Plan                              658,087               $29.00  (1)(b)(i)         $19,084,523
- ------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1993
Employee Stock Purchase Plan                       300,000               $29.00  (1)(b)(ii)         $8,700,000
- ------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1995 Non-Employee
Directors' Stock Option Plan                        36,000               $15.42  (1)(a)(ii)           $555,120
- ------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1995
Non-Employee Directors' Stock Option Plan          114,000               $29.00  (1)(b)(iii)        $3,306,000
- ------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                          $38,002,472
- ------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                    $13,104.30
- ------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Wind River Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement.

    (a) The Company's Annual Report on Form 10-K, as amended by Form 10-K/A, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act") for the fiscal year ended January 31, 1996; and

    (b) The Company's quarterly report on Form 10-Q for the quarter ended April 30, 1996; and

    (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above; and

    (d) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A filed with the Commission on March 12, 1993.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

    The Registrant's Restated Certificate of Incorporation ("Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Registrant has been authorized by the Board to enter into agreements with its directors and officers that require the Company to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its affiliated enterprises. Delaware law permits such indemnification provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

    At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


                                          1.

                                       EXHIBITS

EXHIBIT
NUMBER

5.1           Opinion of Cooley Godward Castro Huddleson & Tatum

23.1          Consent of Price Waterhouse LLP

23.2          Consent of Cooley Godward Castro Huddleson & Tatum is contained in
              Exhibit 5.1 to this Registration Statement.

24.1          Power of Attorney is contained on the signature pages.

99.1          1987 Equity Incentive Plan, as Amended

99.2          1993 Employee Stock Purchase Plan, as Amended

99.3          1995 Non-Employee Directors' Stock Option Plan


                                     UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection

                                       2.

with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









                                          3.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on the 26th day of June, 1996.

                             WIND RIVER SYSTEMS, INC.


                                  By /s/ Ronald A. Abelmann
                                     ---------------------------------
                                     Ronald A. Abelmann
                                     Chief Executive Officer, President
                                     and Director

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald A. Abelmann and Richard W. Kraber and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




    Signature                Title                                        Date


/s/  Ronald A. Abelmann      Chief Executive Officer, President           June 26, 1996
- --------------------------
     Ronald A. Abelmann      and Director (Principal Executive Officer)


/s/  Richard W. Kraber       Chief Financial Officer (Principal           June 26, 1996
- --------------------------
     Richard W. Kraber       Financial and Accounting Officer)


/s/  Jerry L. Fiddler        Chairman of the Board                        June 26, 1996
- --------------------------
     Jerry L. Fiddler


/s/  David N. Wilner         Chief Technical Officer                      June 26, 1996
- --------------------------
     David N. Wilner

/s/  William B. Elmore       Director                                     June 26, 1996
- --------------------------
     William B. Elmore


/s   David B. Pratt          Director                                     June 26, 1996
- --------------------------
     David B. Pratt

                                        4.

                                  INDEX TO EXHIBITS


     Exhibit
     Number

     5.1      Opinion of Cooley Godward Castro Huddleson & Tatum

    23.1      Consent of Price Waterhouse LLP

    23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5.1 of this Registration Statement.

    24.1      Power of Attorney is contained on the signature pages.

    99.1      1987 Equity Incentive Plan, as Amended

    99.2      1993 Employee Stock Purchase Plan, as Amended

    99.3      1995 Non-Employee Directors' Stock Option Plan


                                          5.